EXHIBIT 99.1

Eagle Bancorp Announces Third Quarter Earnings and Declares Quarterly Cash Dividend

HELENA, Mont., April 20, 2006 (PRIMEZONE) -- Eagle Bancorp ("Eagle") (OTCBB:EBMT), the stock holding company of American Federal Savings Bank (the "Bank"), reported net income of $403,000, or $0.37 per share ($0.33 per share diluted), for the three months ended March 31, 2006, and declared a cash dividend of $0.20 per share. This represents a decrease of 9.4% over the $445,000 earned for the quarter ended March 31, 2005. Earnings for the nine month period ended March 31, 2006 were $1.347 million, or $1.25 per share ($1.12 per share diluted), a decrease of $26,000, or 1.9%, compared to $1.373 million for the nine month period ended March 31, 2005.

Also today, Eagle's Board of Directors declared a quarterly cash dividend of $0.20 per share for the third quarter of Eagle's fiscal year. The dividend is payable May 19, 2006 to shareholders of record at the close of business on May 5, 2006.

The decrease in net income of $42,000 for the third quarter was the result of an increase in noninterest expense of $75,000 and a decrease in noninterest income of $74,000, offset by an increase in net interest income of $48,000. Eagle's tax provision was $59,000 lower in the current quarter. Noninterest expense increased due to increases in salaries and other benefits and other noninterest expense. A decline in net gain on sale of loans contributed to the decrease in noninterest income. Eagle's annualized return on assets was 0.75% and its annualized return on equity was 7.17% for the quarter, compared with 0.89% and 7.89%, respectively, for the same quarter in 2005.

Total interest and dividend income increased by $400,000 to $2.66 million for the quarter ended March 31, 2006 from $2.26 million for the quarter ended March 31, 2005. This was due to an increase in interest on loans of $452,000, which was partially offset by a decrease in interest on securities available-for-sale of $44,000. Total interest expense increased $352,000 to $981,000 for the quarter ended March 31, 2006 from $629,000 for the quarter ended March 31, 2005. Interest on advances increased by $179,000 and interest on deposits increased $173,000.

Earnings for the nine month period ended March 31, 2006 were $1.347 million, a decrease of $26,000, or 1.9%, compared to $1.373 million for the nine month period ended March 31, 2005. The decrease in net income for the period was the result of an increase in noninterest expense of $247,000, offset by an increase in net interest income of $187,000 and an increase in noninterest income of $31,000. Eagle's tax provision was $3,000 lower in the current period. Eagle's annualized return on assets was 0.85% and its annualized return on equity was 8.01%, compared with 0.91% and 8.04%, respectively, for the same nine-month period in 2005.

Total assets increased $10.7 million, or 5.2%, to $217.1 million at March 31, 2006 from $206.4 million at June 30, 2005. Loans receivable increased $22.3 million, or 20.9%, to $129.1 million from $106.8 million. Investment securities available-for-sale decreased $9.1 million, or 12.1%, to $66.1 million from $75.2 million. Deposits increased $4.1 million, or 2.4%, to $176.6 million from $172.5 million. Advances from the Federal Home Loan Bank increased $1.1 million. Total stockholders' equity increased $300,000, or 1.3%, to $22.6 million at March 31, 2006 from $22.3 million at June 30, 2005. This was a result of net income for the period of $1.347 million, offset by purchases of treasury stock of $504,000, dividends for the period, and an increase in accumulated other comprehensive loss of $442,000 mainly due to an increase in net unrealized loss on securities available-for-sale.

American Federal Savings Bank was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend. Eagle's common stock trades on the OTC Bulletin Board under the symbol "EBMT." Eagle is a subsidiary of Eagle Financial MHC, a federal mutual holding company formed in 2000, which owns approximately 59% of Eagle Bancorp's common stock.

This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Eagle intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions.

 EAGLE BANCORP AND SUBSIDIARY
 (consolidated)
 (Dollars in Thousands)
                                                 March 31,    June 30,
                                                   2006         2005
                                               (Unaudited)   (Audited)
                                                 --------    ---------
 ASSETS
 Cash and due from banks                         $  3,327     $  3,122
 Interest-bearing deposits with banks                 883        1,844
                                                 --------     --------
 Total cash and cash equivalents                 $  4,210     $  4,966

 Investment securities available-for-sale,
  at market value                                  66,072       75,227
 Investment securities held-to-maturity,
  at cost                                           1,070        1,201
 Investment in nonconsolidated subsidiary             155           --
 Federal Home Loan Bank stock, at cost              1,315        1,315
 Mortgage loans held-for-sale                         401        2,148
 Loans receivable, net of deferred loan fee
  and allowance for loan losses                   129,137      106,839
 Accrued interest and dividends receivable          1,180        1,102
 Mortgage servicing rights, net                     1,775        1,857
 Property and equipment, net                        6,009        6,242
 Cash surrender value of life insurance             5,185        5,049
 Real estate acquired in settlement of loans,
  net of allowance for losses                           0            0
 Other assets                                         612          468
                                                 --------     --------
    Total assets                                 $217,121     $206,414
                                                 ========     ========

 LIABILITIES
 Deposit accounts:
  Noninterest bearing                            $ 12,104     $ 11,660
  Interest bearing                                164,539      160,837
 Advances from Federal Home Loan Bank              11,010        9,885
 Long-Term Subordinated Debentures                  5,155           --
 Accrued expenses and other liabilities             1,751        1,767
                                                 --------     --------
   Total liabilities                             $194,559     $184,149
                                                 ========     ========

 EQUITY
 Preferred stock (no par value,
  1,000,000 shares  authorized, none issued
  or outstanding)
 Common stock (par value $0.01 per share;
  9,000,000 shares authorized; 1,223,572
  shares issued; 1,093,322 and 1,103,972
  shares outstanding at March 31, 2006
  and June 30, 2005, respectively)                     12           12
 Additional paid-in capital                         4,247        4,188
 Unallocated common stock held by employee
  stock ownership plan ("ESOP")                      (138)        (165)
 Treasury stock, at cost (130,250 and
  119,600 shares at March 31, 2006 and
  June 30, 2005, respectively)                     (4,472)      (4,048)
 Retained earnings                                 23,707       22,630
 Accumulated other comprehensive
  (loss) income                                      (794)        (352)
                                                 --------     --------
   Total equity                                    22,562       22,265

   Total liabilities and equity                  $217,121     $206,414
                                                 ========     ========

                     EAGLE BANCORP AND SUBSIDIARY
                  Consolidated Statements of Income
              (In Thousands, except for Per Share Data)

                           Three Months Ended     Nine Months Ended
                                March 31,             March  31,
                          ---------------------  ---------------------
                            2006        2005       2006        2005
                          ---------   ---------  ---------   ---------
 Interest and                  (unaudited)            (unaudited)
  Dividend Income:

 Interest and fees
  on loans                $   1,978   $   1,526  $   5,665   $   4,498
 Interest on deposits
  with banks                      5           4         52          29
 FHLB Stock dividends             0           6          0          27
 Securities available-
  for-sale                      665         709      1,928       2,138
 Securities held-to-
  maturity                       13          16         40          50
                          ---------   ---------  ---------   ---------
   Total interest and
    dividend income       $   2,661   $   2,261  $   7,685   $   6,742
                          ---------   ---------  ---------   ---------
 Interest Expense:
 Deposits                       770         597      2,153       1,764
 Borrowings                     211          32        492         125
                          ---------   ---------  ---------   ---------
   Total interest expense $     981   $     629  $   2,645   $   1,889
                          ---------   ---------  ---------   ---------

 Net Interest Income          1,680       1,632      5,040       4,853
 Loan loss provision              0           0          0           0
                          ---------   ---------  ---------   ---------
 Net interest income after
  loan loss provision         1,680       1,632      5,040       4,853
                          ---------   ---------  ---------   ---------
 Noninterest income:
 Net gain on sale of loans       70         119        371         344
 Demand deposit service
  charges                       124         127        403         411
 Mortgage loan
   servicing fees               138         158        459         494
 Net gain (loss) on sale
  of available-for-sale
  securities                    (10)          0         (9)          9
 Other                          152         144        410         345
                          ---------   ---------  ---------   ---------
   Total noninterest
    income                $     474   $     548  $   1,634   $   1,603
                          ---------   ---------  ---------   ---------
 Noninterest expense:
 Salaries and employee
  benefits                      918         868      2,656       2,484
 Occupancy expenses             140         130        398         378
 Furniture and equipment
  depreciation                   78          77        235         235
 In-house computer expense       66          68        201         196
 Advertising expense             40          44        156         131
 Amortization of mtg
  servicing fees                 67          87        265         276
 Federal insurance premiums       6           6         18          19
 Postage                         27          28         69          76
 Legal, accounting, and
  examination fees               39          37        134         120
 Consulting fees                 14          15         44          37
 ATM processing                  12          12         36          36
 Other                          227         187        651         628
                          ---------   ---------  ---------   ---------
   Total noninterest
    expense                   1,634       1,559      4,863       4,616
                          ---------   ---------  ---------   ---------
 Income before provision
  for income taxes              520         621      1,811       1,840
                          ---------   ---------  ---------   ---------
 Provision for income
  taxes                         117         176        464         467
                          ---------   ---------  ---------   ---------
 Net income               $     403   $     445  $   1,347   $   1,373
                          =========   =========  =========   =========
 Earnings per share       $    0.37   $    0.40  $    1.25   $    1.20
                          =========   =========  =========   =========
 Diluted earnings per
  share                   $    0.33   $    0.37  $    1.12   $    1.14
                          =========   =========  =========   =========
 Weighted average shares
  outstanding (basic eps) 1,077,376   1,106,049  1,078,540   1,141,231
                          =========   =========  =========   =========
 Weighted average shares
  outstanding
  (diluted eps)           1,205,562   1,200,962  1,204,411   1,199,811
                          =========   =========  =========   =========

CONTACT:  Eagle Bancorp, Helena
          Larry A. Dreyer, President and Chief Executive Officer
            (406) 457-4012
          Peter J. Johnson, Executive Vice President and CFO
            (406) 457-4006